UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 2, 2006

NASTECH PHARMACEUTICAL COMPANY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-13789	11-2658569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway
Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)
(425) 908-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 27, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) entered into a Product Development and License Agreement (the “License Agreement”) with Procter & Gamble Pharmaceuticals, Inc. (“P&G”) to develop and commercial the Company’s Parathyroid Hormone(1-34) (“PTH(1-34)”) nasal spray for the treatment of osteoporosis. In furtherance of the Company’s collaboration with P&G, on June 2, 2006 the Company entered into a Supply Agreement (the “Supply Agreement”) with P&G pursuant to which the Company will manufacture and supply PTH(1-34) nasal spray to P&G.
     Under terms of the Supply Agreement, the Company will be the exclusive manufacturer of the PTH1-34 nasal spray for P&G and will be responsible for the chemistry, manufacturing and controls (CMC) sections of regulatory submissions to the U.S. Food and Drug Administration.
     A copy of the Supply Agreement, with certain confidential terms redacted, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     In connection with the foregoing, the Company hereby furnishes the following exhibits:

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Description
10.1*	Supply Agreement by and between Nastech Pharmaceutical Company Inc. and Procter & Gamble Pharmaceuticals, Inc. effective as of June 1, 2006.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated June 6, 2006.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.
(Registrant)
By:	/s/ Philip C. Ranker
Name:	Philip C. Ranker
Title:	Chief Financial Officer

Dated:
June 8, 2006
EXHIBIT INDEX

Exhibit No.	Description
10.1*	Supply Agreement by and between Nastech Pharmaceutical Company Inc. and Procter & Gamble Pharmaceuticals, Inc. effective as of June 1, 2006.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated June 6, 2006.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.